Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for Second Quarter of Fiscal 2006
SEATTLE, WA—April 20, 2006—For the second quarter of fiscal 2006, F5 Networks announced revenue of $94.1 million, up 7 percent from $88.1 million in the prior quarter and 39 percent from $67.7 million in the second quarter of fiscal 2005. Net income was $16.1 million ($0.39 per diluted share), compared to $15.2 million ($0.37 per diluted share) in the prior quarter and $12.1 million ($0.31 per diluted share) in the second quarter a year ago.
During the fourth quarter of fiscal 2005, the company began expensing stock-based compensation. To facilitate a comparison of this quarter’s results with the results of prior quarters, the company is presenting pro forma net income for the second quarter and first half of fiscal 2006. Excluding stock compensation expense, net income for the second quarter of fiscal 2006 was $20.3 million ($0.49 per diluted share) compared to pro forma net income $19.0 million ($0.47 per diluted share) in the prior quarter.
A reconciliation of reported net income to pro forma net income is included on the attached Condensed Consolidated Statements of Operations.
F5 president and chief executive officer John McAdam said revenue during the second quarter grew sequentially in all international regions and across all product categories, including the company’s security offerings and its recently acquired WAN optimization and application acceleration products. “As expected, we saw strong growth in Japan, which achieved its highest quarterly revenue to date. In addition, both EMEA and Asia Pacific delivered solid sequential growth.
“The one area where we saw marked softness during the quarter was in our North American business, which was down sequentially due to a slowdown in our US Federal business during the last few weeks of the quarter. Excluding US Federal revenue, North American revenue was up sequentially from the prior quarter.”

F5 Networks Announces Results for Second Quarter of Fiscal 2006	page 2 of 3
During the third quarter, McAdam said he expects continued sequential growth tempered by seasonal softness that characterizes the first quarter of Japan’s fiscal year. Accordingly, management has set a revenue target of $96 million to $98 million and an earnings target of $0.40 to $0.41 per diluted share, including charges for stock-based compensation. Excluding the compensation charges, the anticipated earnings range is expected to be $0.50 to $0.51 per diluted share. A reconciliation of the company’s expected reported and pro forma earnings is provided in the following table:

	Three months ended
	June 30, 2006
Reconciliation of Expected Pro Forma Third Quarter Earnings	Low	High

Net income	$16,800	$17,200
Stock-based compensation expense, net of tax	4,300	4,300

Pro forma net income excluding stock-based compensation expense	$21,100	$21,500

Net income per share — diluted	$0.40	$0.41

Pro forma net income per share — diluted	$0.50	$0.51

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone, helping organizations get the most out of their investment. By adding intelligence and manageability into the network to offload applications, F5 optimizes applications and allows them to work faster and consume fewer resources. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability — all on one universal platform. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning revenue and earnings target ranges, with and without the charge for stock-based compensation, and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: customer acceptance of our new traffic management, security, application delivery and WAN optimization offerings; the timely development, introduction and acceptance of additional new products and features by us or our competitors; competitive pricing pressures; increased sales discounts; our ability to sustain, develop and effectively utilize distribution relationships; our ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; our ability to expand in international markets and the unpredictability of our sales cycle.

F5 Networks Announces Results for Second Quarter of Fiscal 2006	page 3 of 3
We have no duty to update any guidance provided or other matters discussed in this press release. More information about potential risk factors that could affect our business and financial results is included in our annual report on Form 10-K for the fiscal year ended September 30, 2005, and other public filings with the Securities and Exchange Commission.
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F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2006	2005
Assets
Current assets
Cash and cash equivalents	$23,003	$51,867
Short-term investments	321,003	184,314
Accounts receivable, net of allowances of $2,309 and $2,969	51,953	41,703
Inventories	3,024	2,699
Deferred tax assets	3,942	3,935
Other current assets	12,266	9,906

Total current assets	415,191	294,424

Restricted cash	3,870	3,871
Property and equipment, net	23,669	16,158
Long-term investments	76,009	128,834
Deferred tax assets	19,682	36,212
Goodwill	81,652	49,677
Other assets, net	16,674	8,323

Total assets	$636,747	$537,499

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$14,605	$7,668
Accrued liabilities	23,042	19,648
Deferred revenue	44,256	36,009

Total current liabilities	81,903	63,325

Other long-term liabilities	7,580	6,650
Deferred revenue, long-term	3,650	3,314

Total long-term liabilities	11,230	9,964

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 100,000 shares authorized, 40,388 and 38,593 shares issued and outstanding	460,789	412,419
Accumulated other comprehensive loss	(1,684)	(1,430)
Retained earnings	84,509	53,221

Total shareholders’ equity	543,614	464,210

Total liabilities and shareholders’ equity	$636,747	$537,499

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	March 31,		March 31,
	2006	2005	2006	2005
Net revenues
Products	$72,775	$53,332	$141,366	$99,729
Services	21,341	14,398	40,837	28,010

Total	94,116	67,730	182,203	127,739

Cost of net revenues (1)
Products	15,441	11,820	30,034	22,348
Services	5,846	3,908	10,820	7,294

Total	21,287	15,728	40,854	29,642

Gross Profit	72,829	52,002	141,349	98,097

Operating expenses (1)
Sales and marketing	31,162	20,885	60,027	40,525
Research and development	12,276	7,789	22,754	14,763
General and administrative	7,148	5,854	14,545	10,860

Total	50,586	34,528	97,326	66,148

Income from operations	22,243	17,474	44,023	31,949
Other income, net	3,877	1,641	6,847	3,028

Income before income taxes	26,120	19,115	50,870	34,977
Provision for income taxes (1)	10,053	7,003	19,582	12,872

Net Income	$16,067	$12,112	$31,288	$22,105

Net income per share — basic	$0.40	$0.33	$0.79	$0.61

Weighted average shares — basic	40,120	36,905	39,636	36,234

Net income per share — diluted	$0.39	$0.31	$0.76	$0.58

Weighted average shares — diluted	41,627	38,921	41,278	38,394

Reconciliation to pro forma results

Net income as reported	$16,067		$31,288
Stock-based compensation expense, net of tax	4,235		8,054

Pro forma net income	$20,302		$39,342

Pro forma net income per share — diluted	$0.49		$0.95

Pro forma weighted average shares — diluted	41,627		41,278

(1) Includes stock-based compensation as follows:
Cost of net revenues	$349		$698
Sales and marketing	2,200		4,289
Research and development	1,535		2,978
General and administrative	1,508		2,878
Tax effect of stock based compensation	(1,357)		(2,789)

	4,235		8,054